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                                                                                                    EXHIBIT 99(a)

                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)
                                                                                              Twelve Months Ended
                                                                                                 June 30, 2003
                                                                                              --------------------
                                                                                              (millions of dollars,
                                                                                             except per share amounts)

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Operating revenues..................................................................                  $10,547
                                                                                                      -------
Costs and expenses:
   Cost of energy sold and delivery fees............................................                    4,950
   Operating costs.................................................................                     1,725
   Depreciation and amortization....................................................                      877
   Selling, general and administrative expenses.....................................                    1,136
   Franchise and revenue-based taxes................................................                      475
   Other income.....................................................................                      (64)
   Other deductions.................................................................                      542
   Interest income..................................................................                      (36)
   Interest expense and other charges...............................................                      947
                                                                                                      -------
       Total costs and expenses.....................................................                   10,552
                                                                                                      -------
 Loss from continuing operations before income taxes, extraordinary loss and
  cumulative effect of changes in accounting principles.............................                       (5)

Income tax expense..................................................................                        3
                                                                                                      -------
Loss from continuing operations before extraordinary loss and cumulative
  effect of changes in accounting principles........................................                       (8)

Loss from discontinued operations, net of tax benefit...............................                   (4,310)

Extraordinary loss, net of tax benefit..............................................                     (134)

Cumulative effect of changes in accounting principles, net of tax benefit ..........                      (58)
                                                                                                      -------

Net loss............................................................................                   (4,510)

Preference stock dividends..........................................................                       22
                                                                                                      -------

Net loss available for common stock.................................................                  $(4,532)
                                                                                                      =======

Average shares of common stock outstanding (millions)...............................                      305



Per share of common stock:
   Basic and dilutive earnings
     Loss from continuing operations before extraordinary loss and cumulative
      effect of changes in accounting principles ...................................                  $  (.10)
        Loss on discontinued operations, net of tax benefit.........................                  $(14.12)
        Extraordinary loss, net of tax benefit......................................                  $  (.44)
        Cumulative effect of changes in accounting principles, net of tax benefit...                  $  (.19)
        Net loss available for common stock.........................................                  $(14.85)

   Dividends declared...............................................................                  $  1.45
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